Exhibit 11

          STATEMENTS REGARDING COMPUTATION OF NET LOSS PER SHARE

                                                Three Months Ended September 30
                                                      1997          1996
                                                      ----          ----
                                                                (as restated)
Net loss per share was calculated as follows:
Net loss                                           $ (96,679)    $(1,994,481)

Periodic non-cash accretions on redeemable
  convertible preferred stock                                       (418,080)

Net loss attributable to common stockholders         (96,679)     (2,412,561)

Primary:
   Weighted average common shares outstanding     12,323,055       3,214,884
   Incremental shares under stock options
      computed under the treasury stock method
      using the average market price of the
       issuer's common stock during the periods      902,343       3,500,731
   Incremental shares under convertible
       preferred stock                                             1,907,295
   Incremental shares under convertible notes        215,811
   Weighted average common and common equivalent
      shares outstanding unless antidilutive      12,323,055       3,214,884

   Net loss per common share                          (.01)           (.75)

Fully diluted:
   Weighted average common shares outstanding     12,323,055       3,214,884
   Incremental shares under stock options
      computed under the treasury stock method
      using the market price of the issuer's
      common stock at the end of the periods if
      higher than the average market price         1,309,496       3,500,731
   Incremental shares under convertible
      preferred stock                                              1,907,295
   Incremental shares under convertible notes        215,811
   Weighted average common and common equivalent
      shares outstanding unless antidilutive      12,323,055       3,214,884
   Net loss per common share                          (.01)           (.75)